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EXHIBIT 10.49

                             LEASE AGREEMENT BETWEEN

                     WASECA PROPERTIES, L.L.C., AS LANDLORD
                  AND TRANSCRYPT INTERNATIONAL, INC., AS TENANT

                          DATED AS OF DECEMBER 30, 1999
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                                TABLE OF CONTENTS
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RECITALS..........................................................................................................1

AGREEMENT

1.       RECITALS.................................................................................................1

2.       PREMISES.................................................................................................1

3.       TERM AND RENEWAL.........................................................................................2

4.       BASE RENT................................................................................................3

5.       ADDITIONAL RENT..........................................................................................4

5A.      OPERATING EXPENSES EXCLUSIONS............................................................................6

6.       UTILITIES AND SERVICES...................................................................................8

7.       MAINTENANCE AND REPAIRS..................................................................................9

8.       ALTERATIONS AND LEASEHOLD IMPROVEMENTS..................................................................10

9.       INSURANCE AND INDEMNITY.................................................................................10

10.      ASSIGNMENT AND SUBLETTING...............................................................................13

11.      SUBORDINATION...........................................................................................13

12.      DAMAGE AND DESTRUCTION..................................................................................13

13.      CONDEMNATION............................................................................................14

14.      ACCESS..................................................................................................15

15.      DEFAULT BY TENANT.......................................................................................15

15A.     LANDLORD REMEDIES.......................................................................................16

16.      ESTOPPEL CERTIFICATES...................................................................................16

17.      HOLDING OVER............................................................................................17

18.      SURRENDER...............................................................................................17

19.      NOTICES.................................................................................................17

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20.      QUIET ENJOYMENT AND USE.................................................................................18

21.      HAZARDOUS SUBSTANCES....................................................................................18

22.      SIGNS...................................................................................................20

23.      LIENS...................................................................................................20

24.      DEFAULT BY LANDLORD.....................................................................................20

24A.     TENANT REMEDIES.........................................................................................21

25.      ATTORNEYS' FEES/SELF HELP...............................................................................21

26.      COMPLIANCE WITH LAWS....................................................................................22

27.      RECORDING...............................................................................................22

28.      LEASEHOLD MORTGAGES.....................................................................................22

29.      LANDLORD REPRESENTATIONS AND WARRANTIES.................................................................23

30.      NOVATION IN THE EVENT OF SALE...........................................................................23

31.      SECURITY DEPOSIT........................................................................................23

32.      MISCELLANEOUS PROVISIONS................................................................................24

33.      NO OFFER................................................................................................25

34.      FORCE MAJEURE...........................................................................................25

35.      ARBITRATION.............................................................................................26

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EXHIBIT A - LEGAL DESCRIPTION OF THE ENTIRE PREMISES

EXHIBIT B - DEPICTION OF THE BUILDING INCLUDING THE PREMISES, COMMON AREAS

            AND SHARED AREAS

EXHIBIT B-1 - TEMPORARY STORAGE

EXHIBIT C - DEPICTION OF EXCLUSIVE PARKING AREAS FOR TENANTS, EMPLOYEES,

            INVITEES, LICENSEES AND GUESTS

EXHIBIT D - GEOTHERMAL SYSTEM

EXHIBIT E - LIST OF OPERATING EXPENSES

EXHIBIT E-1 - CURRENT LIST OF OPERATING EXPENSES

EXHIBIT F - LIST OF OPERATING EXPENSES APPLICABLE TO TENANT

EXHIBIT G - ELECTRICAL USAGE

EXHIBIT H - FORM OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT I - FORM OF MEMORANDUM OF LEASE

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                                      LEASE

                    THIS LEASE ("Lease") is made and entered into as of the 30th day of December, 1999, by and between WASECA PROPERTIES, LLC, a Minnesota limited liability company ("Landlord"), and TRANSCRYPT INTERNATIONAL, INC., a Delaware corporation ("Tenant").

RECITALS
--------
         A. Landlord is the owner of certain improved real property located at 299 Johnson Avenue, Waseca, Minnesota, legally described on Exhibit A attached hereto ("Entire Premises").

         B. The Entire Premises is improved with a building of approximately 246,924 square feet, which building consists of several rentable areas, Common Areas, and Shared Areas, all as depicted on Exhibit B, attached hereto. The Entire Premises is also improved with a driveway area, including areas for loading and unloading trucks, and parking for occupants of the building and their employees, invitees and licensees.

         C. Landlord, on even date herewith, purchased the Entire Premises from Tenant, and such transaction was completed on the condition that Landlord and Tenant would enter into this Lease for some of the rentable area of the building previously occupied by Tenant.

         D. In addition to the Lease as described herein, the Entire Premises is currently subject to certain other leases with Johnson Components, Inc., Data Radio, formerly known as Johnson Data Telemetry Corporation, and Diversified Credit Union. There is also other rentable area that is not subject to any lease at this time.

AGREEMENT
---------
                    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant hereby covenant and agree as follows:

          1. RECITALS. The Recitals are incorporated herein for all purposes.

          2. PREMISES. The Premises subject to this Lease are depicted on Exhibit B attached hereto which Premises consist, for purposes of this Lease, of 122,164 square feet. In addition to leasing the Premises, Landlord hereby grants to Tenant its employees, invitees, licensees and other visitors the right to use the Common Areas ("Common Areas") of the Entire Premises including without limitation (a) sidewalks and lobby; (b) the main entrance of the Entire Premises; (c) the parking lot area within the Entire Premises for use by Tenant, its employees, visitors and agents; (d) loading dock areas for loading and unloading trucks; (e) exclusive rights to use the parking areas as designated on Exhibit C; and (f) the areas designated as Common Areas on EXHIBIT B WHICH ARE IN THE BUILDING. Such right to use is granted to the Tenant on the condition the Tenant conforms to and obeys such reasonable rules and regulations concerning the Tenant's use of the Common Areas in conjunction with the rights granted as such reasonable rules and regulations may be promulgated (and with reasonable notice to Tenant, changed from time to time) by Landlord, provided that such rules are uniformly applied to all tenants and are not in conflict with this Lease. Except for the aforementioned rights, the Tenant is not deemed to be in control or possession of the Common Areas. Finally, Tenant has the right to use some Shared Areas as depicted on Exhibit B which consists of Areas E through BB ("Shared Areas"). For purposes of determining Base Rent as defined below and certain other costs and expenses all as set forth below, 53.2% of the Common Areas, or 1985 square feet and 11,729 square feet of the Shared Areas will be added to the square footage of the Premises. The square footage of Shared Areas added herein is by agreement of Landlord and Tenant based on the equitable use of such areas by Tenant at the present time. Landlord and Tenant agree that such square footage cannot increase, but Landlord acknowledges that it will make all reasonable efforts to acquire tenants for rentable but currently unrented space in the building, or when the terms of other leases expires to replace such tenants with tenants that will use the Shared Area so that the square footage of the

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Shared Areas assigned to Tenant hereunder shall decrease over the term of this Lease. Such decrease shall occur at such time as there is a change in the use allocation of the Shared Areas. Landlord shall have the right upon reasonable notice (no less than 3 months) to Tenant to terminate the use of part or all of the mezzanine as Shared Areas for use by Tenant and others to provide expansion space to another tenant, Data Radio. At all times, Tenant will be provided with a minimum of 2,500 square feet for a shared Lunchroom Area with Kitchen with such area either in its current location or at some other location in the building but adjacent to the Premises. Any and all work required in connection with such change will be paid by Landlord and there would be an appropriate reduction in the square footage assigned to Tenant for Shared Areas. In addition, Landlord reserves the right to reduce the size of the Common Areas to provide Data Radio with expansion space. If this occurs there will be an appropriate adjustment in the number of square feet of Common Areas assigned to Tenant hereunder. Adding together the square footage of the Premises, the Common Area and the Shared Area, the total square footage of the Premises, as of the date hereof, is 135,878 square feet.

                  In addition to the rights described above, Tenant will have the exclusive right to use the tower(s) located on the Entire Premises for its exclusive use; the FCC Site located on the Entire Premises for its exclusive use; and all antennae and related equipment located on the building for its exclusive use. These uses are all at no additional cost to Tenant.

                  In addition, Tenant will have the right to use Area 2 as identified on EXHIBIT B-1 attached hereto for purposes of temporary storage for 2 months at no additional cost or rent to Tenant.

          3.      TERM AND RENEWAL

                  a. The term of this Lease ("Term") is for a period of five (5) years commencing on January 1, 2000 (the "Commencement Date") and ending on December 31, 2004.

                  b. Tenant shall have the option to renew the Lease for an additional five (5) year period at the greater of Base Rent as defined at Paragraph 5 below $3.00 per square foot in the Premises or the market rate for base rent in the Waseca, Minnesota area prevailing at the time of the commencement of the renewal Term. Tenant agrees to notify Landlord at least six
(6) months prior to the end of the Term of the Lease if it wishes to renew for the additional five (5) year period. If Tenant exercises the renewal option, then at least five (5) months prior to the expiration of the initial Term, Landlord and Tenant shall meet and attempt to come to an agreement as to the current fair market value for the Premises. If Landlord and Tenant have not reached agreement on the prevailing market rental rate at least four (4) months prior to the expiration of the initial Term, then Landlord and Tenant shall each select a real estate broker having no less than seven (7) years experience in commercial leasing in the Waseca, Minnesota area. Those two brokers will then meet (at least two (2) months prior to the expiration of the initial Term) to determine the prevailing market rental rate and if they cannot reach agreement on the prevailing market rental rate, then each broker will pick a third broker, who shall make its determination (at least one (1) month prior to the expiration of the initial Term) of the prevailing market rental rate. The Base Rent for the renewal Term shall be the average of the two brokers' determinations that are closest to each other. If the market rental rate is greater than $3.00 per square foot in the Premises, Tenant, upon notification of such market rate, can elect to rescind its notification as to the renewal Term and in such event, this Lease will terminate as of the end of the Term. If and only if the Lease is renewed the renewal Term will, for all purposes, be considered part of the Term. Landlord and Tenant agree that the Lease is to remain in effect for six (6) months after Tenant's notice of rescission is given and the Base Rent during such six (6) month period shall be at the current Base Rent. To the extent that this six (6) month period extends the initial Term, the parties agree that such Term shall be so extended and Tenant will not be deemed to be holding over and all of the other terms and conditions of this Lease applicable to the initial Term shall apply.

          4.      BASE RENT

                  a. The total annual rental (herein called "Base Rent") for the Premises shall be Three and 00/100 Dollars ($3.00) per square foot in the Premises which is determined to include the Premises and 1,185 square feet of Common Areas and 11,729 square feet of Shared Area so that the total

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annual base rent is $3.00 multiplied by 135,878 square feet, which equals
$407,634.00. The Base Rent will be paid in monthly installments of $33,970.00. Any change in the Base Rent because of the change in the size of the Premises, the Common Areas or the Shared Areas must be approved by both parties and be the subject of a written amendment executed by both parties. Landlord acknowledges that it has the obligation hereunder to use all reasonable efforts to decrease the square footage of the Shared Areas assigned to Tenant under this Lease. All monthly payments of Base Rent will be paid in advance, on the first day of each and every calendar month during the Term.

                  b. All additional sums of money, other than Base Rent, if any, which become due under this Lease (the "Additional Rent") together with the Base Rent are referred to as "Rent". All Rent due or to become due hereunder shall be paid to Landlord at Waseca Properties, LLC, 1224 West 96th Street, Bloomington, Minnesota 55431, Attn: Jay, or at such other place as Landlord shall designate by giving written notice to that effect to Tenant.

         5.       ADDITIONAL RENT

         Tenant shall pay to Landlord Tenant's Share of certain expenses as described below. For purposes of this Lease, Tenant's Share means 55.1% of certain costs which percentage is based on a ratio in which the numerator is the number of square feet in the Premises and the Shared Areas assigned to Tenant and the denominator is the number of total square feet in the Entire Premises less the total Common Areas including areas exclusively used by Landlord. The sum of all tenant's shares including Landlord for unrented but rentable areas will equal 100%. As described below, Tenant's Share shall be modified if it is more appropriate to charge Tenant for actual costs for some services. Tenant's Share will be changed if either the numerator or the denominator changes. However, Landlord cannot decrease the denominator without Tenant's consent if such decrease results in the Tenant's Share percentage being increased. Additional Rent shall be paid for certain costs as follows:

                  a. Tenant shall pay within 30 days of receipt of notice Tenant's Share of the Real Estate taxes. The notice provided by Landlord shall include a copy of the applicable tax statement. The term "Real Estate Taxes" shall mean all real estate taxes, all special assessments and any taxes in lieu thereof which may be levied upon or assessed against the Entire Premises of which the Premises are a part, excluding interest and penalties from the late payment or nonpayment of real estate taxes by Landlord. Tenant, in addition to all other payments to Landlord by Tenant required hereunder shall pay to Landlord, in each year during the term of this Lease, Tenant's Share of such real estate taxes and assessments paid in the first instance by Landlord.

                  Any tax year commencing during any calendar year shall be deemed to correspond to such calendar year. In the event the taxing authorities include in such real estate taxes and assessments the value of any improvements made by Tenant, or of machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay all the taxes attributable to such items in addition to its share of said aforementioned real estate taxes and assessments. A photostatic copy of the tax statement submitted by Landlord to Tenant shall be sufficient evidence of the amount of taxes and assessments assessed or levied against the Entire Premises of which the Premises are a part.

                  b. A sum equal to Tenant's Share of the annual aggregate operating expenses incurred by Landlord in the operation, maintenance, repair and cleaning of the Entire Premises. The term "Operating Expenses" shall include but not be limited to all utilities including gas, oil, electricity, water and sewer, building maintenance, Premises cleaning, changing light bulbs, repair, replacement and care of all Common Area lighting, Common Area plumbing, and landscaping, parking and landscaped areas, signs, snow removal, non-structural repair and maintenance of the roofs and exterior of the Building, insurance premiums, management fee, wages and fringe benefits of personnel employed or contracted for such work and costs of equipment purchased and used for such purposes. Tenant shall be solely responsible for any capital improvements made by Landlord which are solely required by Tenant's particular and unique use of the Premises. Notwithstanding the above, Landlord acknowledges that Landlord will be responsible for the cost of any improvements in connection with moving the "Staging Area" and the Tenant will pay none of

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such costs, except Tenant will have the right to move all of its Tenant
Equipment and Fixtures to a new Staging Area within the Premises capable of being moved and Tenant will pay for the costs of moving such Equipment and Fixtures. In addition, if such Staging Area is not moved by Landlord within the first 3 months of the Term, then Landlord can move such Staging Area only upon 4 months notice to Tenant in advance of such work. Tenant will provide basic plans and specifications for the new "Staging Area" by January 14, 2000. Landlord's expenditures for capital improvements which are permitted to be capitalized shall only be included as operating expenses to the extent of depreciation allowable for tax purposes in such year. Maintenance, repair and installation of Tenant's special equipment will be billed directly. Levels of maintenance and cleaning shall match levels in place under the Tenant's occupancy which precedes this Lease.

                  c. Tenant shall pay Tenant's Share of Operating Expenses monthly based upon Landlord's estimate of such expenses. Prior to commencement of this Lease and prior to the commencement of each calendar year thereafter commencing during the term of this Lease or any renewal or extension thereof, Landlord shall estimate for each calendar year (i) the total amount of Operating Expenses, (ii) Tenant's Share of Operating Expenses for such calendar year; and
(iii) the computation of the monthly additional rent payable during such calendar year. Said estimates will be in writing and will be delivered or mailed to Tenant. The amount of Tenant's Share of Operating Expenses for each calendar year, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month during such calendar year. In the event that such estimate is delivered to Tenant before the first day of January of such calendar year, said amount, so estimated, shall be payable as Additional Rent in equal monthly installments, in advance on the first day of each month during such calendar year. In the event that such estimate is delivered to Tenant after the first day of January of such calendar year, said amount, so estimated, shall be payable as Additional Rent in equal monthly installments, in advance, on the first day of each month over the balance of such calendar year, with the number of installments being equal to the number of full lease months remaining in such calendar year. The monthly payments of Additional Rent required hereunder for the calendar year beginning January 1, 2000 will be based on the 1999 estimate of operating expenses and Landlord will prepare an estimate for calendar year 2000 by no later than February 29, 1999 and when such estimate has been completed, appropriate adjustments between Landlord and Tenant will be made in connection with the payments made by Tenant for the first two months of the Term.

                  d. Upon completion of each calendar year during the term of this Lease, or any renewal or extension thereof, Landlord shall cause its accountants to determine the actual amount of the Operating Expenses payable in the just completed calendar year and Tenant's Share thereof and deliver a statement of the amounts thereof to Tenant. If Tenant has underpaid its share of Operating Expenses for such calendar year, Tenant shall pay the balance of its share of same within thirty (30) days after the receipt of such statement. If Tenant has overpaid its share of Operating Expenses for such calendar year, Landlord shall either (i) refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Landlord for its estimate of Tenant's Share of Operating Expenses for the then current calendar year. A pro rata adjustment shall be made for a fractional calendar year occurring during the term of this Lease, except for the first year, or any renewal or extension thereof based upon the number of days of the term of the Lease during said calendar year as compared to three hundred sixty-five (365) days and all additional sums payable by Tenant or credits due Tenant as a result of the provisions of this Paragraph 5 shall be adjusted accordingly. Landlord reserves the right to separately meter Tenant's space or to otherwise modernize the utilities in order to reduce operating costs. Tenant will pay Landlord Tenant's Share of expenditures, of an approximately Thirty-one Thousand Dollars ($31,000) amount for Geo-Thermal System improvement for Teratherm, cooling tower controls and chiller efficiency improvement as set forth on EXHIBIT D. Tenant agrees to pay its Tenant's Share of such expenditures, with payment to be made within 30 days of receipt of a statement for such amount from Landlord so long as such work is completed by September 30, 2000.

                  e. If appropriate, Tenant's Share of certain Operating Expenses shall be calculated based on the best objective estimate of actual usage. Categories of Operating Expenses (Common Area and direct) are set forth on EXHIBIT E. Current and projected Operating Expenses for all tenants are set forth on EXHIBIT E-1 attached hereto. Current and projected Operating Expenses for Tenant are set forth on EXHIBIT F.

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Appropriate adjustment will be made to reflect actual costs associated with different actual usage such as fewer or more shifts and weekend usage which shall take into account whether other Tenants also are operating at that time and whether costs are higher or lower such as for weekend or holiday overtime. Appropriate adjustments also shall be made to reflect actual costs associated with particular operations of a Tenant which result in cost savings or additional costs. The parties agree that the allocations will be adjusted annually to reflect actual usage, including additional work days, more or fewer shifts and other changes in usage. The parties acknowledge and agree that the term Operating Expenses is intended to cover all services provided to Tenant by Landlord, including CAM (Common Area Maintenance), and that the amount charged shall be increased by the Tenant's Share of any additional services discovered or initiated by the parties and shall be reduced proportionately for any services terminated by the Tenant. CAM shall include the following items:
Maintenance of Central Heating and Cooling Plant, Pest Control, Exterior Repairs, Snow Plowing, Landscaping, Roof Repairs, Parking Lot Maintenance, Exterior Lighting, Structural Repairs, Cleaning and Maintenance of Lobby and Other Common Areas, Common Signage, Common Area Fire Extinguishers, Window Washing, Fire Sprinkler System Maintenance, Common Area Utilities, Cleaning, Maintenance, Paper Supplies, Heating and Cooling.

                  f. Tenant shall have the right at its sole expense to audit the Operating Expenses and the allocation of Tenant's Share. Tenant shall notify Landlord in writing of any disagreement with the calculation of Tenant's Share of the items included in Operating Expenses. If Landlord and Tenant are not able to reach agreement with respect to any such disputed matter, Tenant shall be entitled to refer the disputed matter to binding arbitration pursuant to Paragraph 35 below.

         5A.      OPERATING EXPENSES EXCLUSIONS

                  Notwithstanding anything in the Lease to the contrary, the term "Operating Expenses" shall exclude Base Rent and the following items:

                  a. CAPITAL COSTS. Landlord's capital costs for improvements (other than expenditures made to modernize utilities as provided for in Paragraph 5(d) above), alterations, and/or replacements, including, without limitation, any financing-related fees, costs and expenses, and professional fees and disbursements incurred in connection therewith; rentals and other expenses incurred in leasing systems, elevators, or other equipment ordinarily considered to be of a capital nature, except that Operating Expenses shall include the annual depreciation applicable to such items as set forth in Subparagraph (l) below;

                  b. FINANCING COSTS. Any and all of Landlord's payments for loan principal or interest, together with expenses thereto related in connection with financing;

                  c. LANDLORD'S TAXES. Any and all of Landlord's income, excise, franchise taxes, excess profit taxes, and any and all taxes which do not uniquely pertain to the Premises or Tenant's specific use thereof or similar taxes on Landlord's business;

                  d. SALARIES. Salaries of Landlord's employees who are not engaged in the day-to-day operation management and maintenance of the Premises, including, without limitation, the salaries of employees not engaged full-time in such management who are executive managers, bookkeepers, accountants, clerks, marketing representatives, administrative assistants, secretaries and brokers;

                  e. ENFORCEMENT COSTS. Any and all of Landlord's costs to compel full performance under leases with all prior, existing and prospective Tenants at the Building, including, without limitation, all legal fees costs and expenses to collect rent arrears and recover possession except that Landlord's costs to compel performance by Tenant shall be paid by Tenant;

                  f. LEASING COSTS. Any and all of Landlord's costs to lease space in the Building to all prior, existing and prospective tenants, including, without limitation: consulting and marketing fees, advertising expenses, brokerage commissions, legal fees, vacancy costs, rent or other rent concessions,

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and/or refurbishment or improvement expenses; and costs of preparing, improving or altering any space in preparation for occupancy of any new or renewal Tenant; rent for management or leasing offices;

                  g. COSTS OTHERWISE RECOVERED. The cost of any items for which Landlord is reimbursed by insurance or for which Landlord is reimbursed pursuant to clauses in leases with other tenants of the Building substantially the same as the clause, if any, in the Lease requiring Tenant to pay a proportionate share of operating expenses or operating costs of the Property or Building; items and services for which Tenant reimburses Landlord or pays to third parties or that Landlord provides selectively to one or more tenants of the Building other than Tenant; items and services that Landlord provides to one or more tenants of the Building in substantially greater quantities than provided to Tenant to the extent of the excess as reasonably determined;

                  h. ADDITIONS. The cost of any additions or capital improvements to the Building subsequent to the date of original construction, except for such capital improvements as are in connection with the reduction of operating expenses;

                  i. RECORDATION AND TRANSFER FEES. Any documentary and transfer taxes imposed in connection with the Lease or any other lease;

                  j. BAD DEBT COSTS. Any and all collection costs, including legal fees and bad debt losses or reserves;

                  k. Excessive Management Fees. Property management fees in excess of five percent (5%) of gross rentals generated by the Property;

                  l. GENERAL. Operating Expenses shall be calculated using generally accepted accounting principles consistently applied. If Landlord makes an expenditure for a capital improvement, replacement or repair to the Premises or Building which would be considered an Operating Expense (subject to the exceptions specified above) (hereinafter "Capital Replacement"), and if, under generally accepted accounting principles, such expenditure is not a current expense, then the cost shall be amortized over a period equal to the useful life of such Capital Replacement, determined in accordance with generally accepted accounting principles, and the amortized costs allocated to each calendar year during the Term shall be treated as an operating expense.

         6. UTILITIES AND SERVICES

                     Landlord shall perform and or provide all the services as described in paragraph 5b. above, including, but not limited to, reasonable water, electrical service and functioning air compressor, janitorial service under specifications as determined from time to time between the parties, security as determined from time to time between the parties, and heating, ventilating and air-conditioning to the Premises. Landlord acknowledges that because of Tenant's use of the Premises, Landlord's failure to provide all such services, including, but not limited to, the unavailability of water, electrical service, HVAC and an air compressor for even a short period of time will have serious impact on Tenant's ability to operate its business in the Premises. Therefore upon notification from Tenant of any problem with such utilities or services, Landlord will reasonably respond. If Landlord through an agent or otherwise has not responded within a reasonable period, Tenant will have the right, but not the obligation, to engage a professional or consultant to remedy the problem and any costs of such professional or consultant shall be paid by Landlord and included as an Operating Expense. If Landlord fails to pay such consultant in a timely manner, Tenant can make such payment and deduct such payment along with a fee of 5 percent of such cost from the Rent due and payable to Landlord for the next monthly installment and all subsequent monthly installments until the Tenant has been reimbursed in full. In addition, if Landlord or any agent or consultant (regardless of which party engaged the agent or consultant) does not or cannot remedy the problem within 2 days of the occurrence, and such problem materially impacts the Tenant's ability to run its business, Tenant's obligation to pay Rent shall abate for each day that the problem exists until such problem has been remedied. Landlord and Tenant agree that they will use their best

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efforts to establish a preapproved list of professionals and/or consultants to provide the services required hereunder to minimize the potential of a delay in resolving any problems.

         7. MAINTENANCE AND REPAIRS

                  Tenant shall, at all times throughout the term of this Lease, keep and maintain the Premises in a clean, safe, sanitary and condition consistent with the condition the Premises were delivered to Tenant and in compliance with all applicable laws, codes, ordinances, rules and regulations, subject to any available "grandfathering" to the extent that Landlord is not otherwise obligated to maintain the Premises hereunder. Tenant's obligations hereunder shall include but not be limited to paying their share of the maintenance, repair and replacement, if necessary, of heating and air conditioning fixtures, equipment, and systems, all lighting and plumbing fixtures and equipment, other fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. Service levels provided by Landlord upon this Agreement shall match the levels provided under the occupancy by Tenant which precedes this Lease with this exception that maintenance and repair of Tenant's equipment will only be provided subject to an additional charge to be determined by the Parties under a separate agreement. Notwithstanding the above, Landlord shall be responsible for maintaining the central heating and cooling plant and shall maintain electrical distribution equipment to the Premises and replacement, if necessary, of major components of the heating and cooling plant, building electrical system and building plumbing system such as building piping. When used in this provision, the term "repairs" shall include replacement or renewals when necessary, and all such repairs made by the Landlord shall be no less than equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Premises in a clean and orderly condition, free of accumulation of dirt and rubbish. Tenant's obligations under this Paragraph 7 are subject to damage by casualty to the extent covered by Landlord's insurance and condemnation.

                    If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after notice shall have been given Tenant, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, provided Landlord exercises reasonable care, and upon completion thereof, Tenant shall pay to Landlord all costs incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor.

                    Landlord shall repair, at its expense, the structural portions of the Building, provided however where structural repairs are required to be made by reason of the negligence or willful misconduct of Tenant and not covered by insurance, required hereunder whether or not in force the costs thereof shall be borne by Tenant and payable by Tenant to Landlord upon demand.

                    The Landlord shall be responsible for all outside maintenance of the Common Areas of the Premises, including landscaping grounds and parking areas. All such maintenance which is the responsibility of the Landlord shall be provided as reasonably necessary to the comfortable use and occupancy of Premises during business hours, except Saturdays, Sundays and holidays, upon the condition that the Landlord shall not be liable for damages for failure to do so due to causes beyond its control.

                    Notwithstanding anything to the contrary, this Paragraph 7 does not require Tenant to put or maintain the Premises in a condition better than the condition as of the date of the Lease.

         8. ALTERATIONS AND LEASEHOLD IMPROVEMENTS

                    a. Without Landlord's prior written consent (which consent shall not be unreasonably withheld), Tenant will not make any alterations, installations, modifications or additions to the Premises (hereinafter collectively called "Alterations") which affect the structural integrity of the Premises or which affect the roof or adversely affect the mechanical or electrical systems (collectively "Structural Alterations"). All such work shall be done in a good and workmanlike manner and in accordance with all applicable laws. Tenant shall provide lien waivers to Landlord covering all contractors and/or subcontractors that provide labor and materials during alteration.

                  b. All leasehold improvements shall be at Tenant's sole cost and expenses, with Landlord's prior written approval. All leasehold improvements shall be made by a licensed, bonded and insured contractor and Tenant shall provide Landlord with lien waivers upon completion of any work.

         9.       INSURANCE AND INDEMNITY

                  a. Tenant's Insurance.

                           (i) Tenant, at its sole cost and expense, shall
                  obtain and maintain in effect as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part thereof, insurance policies providing at least the following coverage: general liability insurance, in occurrence form, insuring Tenant against liability for injury to, or death of, a person or persons, and for damage to or destruction of property, occasioned by or arising out of, or in connection with, the use or occupancy of the Premises or the business operated by Tenant thereon, and including contractual liability coverage for Tenant's insurable indemnity obligations under this Lease (other than those contained in Paragraph 23 hereof), to afford protection with a minimum combined single limit of liability of at least One Million Dollars ($1,000,000).

                           (ii) Such policies will be maintained in financially
                  reputable companies duly licensed in the State of Minnesota, and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Tenant shall deposit certificates of such required insurance with Landlord prior to the earlier to occur of (a) the Commencement Date of this Lease, or (b) Tenant's occupancy of the Premises, which certificates or other evidence shall contain a provision stating that such policy or policies shall not be canceled or materially altered with respect to the Premises except after thirty (30) days' written notice to Landlord. Tenant shall have the right to provide the coverage required hereunder under blanket policies. Landlord will be named as an Additional Insured and/or Loss Payee in any such policies.

                  (iii) All furnishings, fixtures, equipment, and property of every kind and description of Tenant and of persons claiming by or through Tenant which may be on the Premises shall be at the sole risk and hazard of Tenant and no part of loss or damage thereto for whatever cause is to be charged to or borne by Landlord.

                  b. Landlord's Insurance.

                  (i) Landlord, at its sole cost and expense, shall obtain and maintain in effect so long as this Lease remains in effect, general liability insurance, in occurrence form, insuring Landlord against any and all liability for injury to or death of a person or persons, and for damage to or destruction of property, occasioned by or arising out of or in connection with the ownership or management of the Premises, and including contractual liability coverage for Landlord's indemnity obligations under this Lease (other than those contained in Paragraph 23 hereof), to afford protection with a minimum combined single limit of liability of at least One Million Dollars ($1,000,000);

                  (ii) Standard all-risk property and casualty insurance, insuring the building(s) and all other improvements on the Entire Premises against those risks normally encompassed in an all-risk policy, including, but not limited to, (aa) loss or damage by fire; (bb) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement", (cc) loss for flood if the Entire Premises are in a designated flood or flood insurance area; and (dd) removal after casualty, as well as such other risks as a reasonably prudent owner of similarly situated properties similar to the Entire Premises would normally insure against, such insurance to provide for the payment of full replacement cost in the event of a total destruction of the Entire Premises so as to ensure the availability of sufficient funds to repair and restore the Entire Premises to its condition immediately prior to any damage or destruction; and

                  (iii) To the extent that Landlord has any employees who enter the Premises to perform any work or provide any services thereon, Landlord shall also, at its sole cost and expense, maintain workers' compensation and similar insurance offering statutory coverage and containing statutory limits and employers liability insurance in form and amount deemed reasonable by Tenant in the exercise of its prudent business judgment.

                  (iv) Such policies will be maintained in financially reputable companies duly licensed in the State of Minnesota, and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Tenant shall carry. Landlord shall deposit certificates of such required insurance with Tenant prior to the earlier to occur of (a) the Commencement Date of this Lease, or (b) Tenant's occupancy of the Premises, which certificates or other evidence shall contain a provision stating that such policy or policies shall not be canceled or materially altered with respect to the Premises except after thirty (30) days' written notice to Tenant. Landlord shall have the right to provide the coverage required hereunder under blanket policies. Tenant will be named as an Additional Insured and/or Loss Payee in any such policies.

                  c. Waiver of Recovery

                           Neither Landlord nor Tenant shall be liable to the
other or to any insurance company insuring the other party (by way of subrogation or otherwise) for any loss or damage to any structure, building, or other tangible property, or any resulting loss of income, even though such damage or loss might have been occasioned by the negligence of Landlord or Tenant or any of their agents or employees, if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required of such party to be covered by insurance pursuant to this Lease. Except to the extent that the provisions of Paragraph 13 are applicable, this waiver covers deductibles as well, i.e., the insured party is liable for any and all deductibles in its insurance policies and it shall not be entitled to any payment or reimbursement thereof, except, a reasonable deductible amount for casualty insurance can be included as an Operating Expense so long as such deductible amount is included for all tenants.

                  d. Indemnity

                                    Except if and to the extent that such party
is released from liability to the other party hereto pursuant to the provisions of Paragraph 9c above,

                           (i) Landlord does hereby assume liability for, and
                  does hereby agree to indemnify, protect, defend, save and hold harmless Tenant, its officers, directors, agents and employees, from and against any and all liabilities, obligations, claims, actions, demands, fines, suits, judgments, penalties, damages and losses (including all of the costs, fees and expenses connected therewith or incident thereto) arising out of Landlord's breach of this Lease or the negligent or unlawful act or omission or willful misconduct of Landlord, its officers, partners, employees, agents or contractors as it relates to the Premises; and

                           (ii) Tenant does hereby assume liability for, and
                  does hereby agree to indemnify, protect, defend, save and hold harmless Landlord its officers, directors, agents and employees, from and against any and all liabilities, obligations, claims, actions, demands, fines, suits, judgments, penalties, damages and losses (including all of the costs, fees and expenses connected therewith or incident thereto) Tenant's breach of this Lease or arising out of the negligent or unlawful act or omission or willful misconduct of Tenant, its officers, employees, agents or contractors as they relate to Tenant's use and/or occupancy of the Premises.

         10.      ASSIGNMENT AND SUBLETTING

    Tenant shall not assign this Lease or sublet all or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if the proposed assignee or subtenant is of equal or greater creditworthiness than Tenant and the use is not incompatible with the Building. Notwithstanding the foregoing, however, Tenant may assign or sublet this Lease, without Landlord's prior written consent, to any corporation or other entity which controls Tenant, which Tenant controls or is directly or indirectly controlled by or under common control with Tenant or merges with Tenant. If Tenant shall assign this Lease or any part thereof, Tenant shall be released from responsibilities for all Tenant obligations under the Lease, if such obligations are assumed by assignee in writing.

         11.      SUBORDINATION

                  Tenant agrees upon request of Landlord to subordinate this Lease and its rights hereunder (excluding Tenant's rights to the use and application of insurance and condemnation proceeds as set forth in this Lease) to the lien of any mortgage, deed of trust or other voluntary hypothecation arising out of any security instrument duly executed by Landlord charged against the Premises, or any portion or portions thereof, and to execute at any time and from time-to-time such documents as may be reasonably required to effectuate such subordination; provided, however, that Tenant shall not be required to effectuate any such subordination or other document hypothecating any interest in the Premises unless the mortgagee or beneficiary named in such mortgage or deed of trust shall first enter into a Subordination, Non-Disturbance and Attornment Agreement in such form and content substantially similar to that attached as EXHIBIT H and if there is or will be, as of the Commencement Date of this Lease, any mortgage in effect with respect to the Premises, or any portion or portions thereof, which would thereby be superior to this Lease, Landlord shall obtain and deliver to Tenant, prior to the Commencement Date of this Lease, a Subordination Non-Disturbance and Attornment Agreement in such form and content substantially similar to that attached as EXHIBIT H duly executed on behalf of each such lessor, mortgagee and beneficiary.

         12.      DAMAGE AND DESTRUCTION

                  a. If the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

                  b. If the Premises should be totally destroyed by fire, tornado or other casualty, or if it should be so damaged thereby that rebuilding or repairing the Premises to substantially the same condition, as immediately prior to such damage, cannot (in the reasonable estimation of Tenant's architect or contractor) be completed within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, or are not substantially completed within said ninety (90) days, then Tenant may, at its option, terminate this Lease effective upon the date of the occurrence of such damage. In such case, all insurance proceeds payable incidental thereto shall be retained by Landlord.

                  c. If the Premises should be damaged by any peril covered by the insurance to be provided by Landlord pursuant to the provisions of this Lease, and rebuilding of or repairs to the Premises to substantially the same condition as immediately prior to such damage can (in the reasonable estimation of Landlord's architect or contractor) be completed within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage or if Tenant elects not to terminate this Lease as provided in Paragraph 12.b, Landlord will proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which it existed immediately prior to such damage, except that Landlord will not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. The Rent payable hereunder shall be equitably abated from the date of damage or destruction in the proportion and to the extent that the Premises are unusable by Tenant for Tenant's Intended Use.

         13.      CONDEMNATION

                  a. If, during the Term of this Lease, the Entire Premises shall be taken for any public or quasi-public use as the result of the exercise of the power of eminent domain or by sale in lieu of eminent domain (hereinafter referred to as the "Proceedings"), this Lease shall terminate upon vesting of title in the Proceedings and any prepaid Rent and other prepaid charges paid by Tenant to Landlord shall be refunded to Tenant.

                  b. If, during the Term of this Lease, or any extension or renewal thereof, less than the Entire Premises shall be taken in any such Proceedings, this Lease will, upon vesting of title in the Proceedings, terminate as to the portion of the Premises so taken, Tenant may, at its option, terminate this Lease as to the remainder of the Premises. Such termination shall be effected by notice in writing given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination.

                  c. If a taking as described in Subparagraph 13.b occurs and this Lease is not terminated as described therein, this Lease will, upon vesting of title in the Proceedings, terminate as to the parts so taken but shall continue in full force and effect as to that portion of the Premises remaining, and Landlord shall, at Landlord's cost, diligently pursue the restoration of the remaining Premises so that they are as closely as possible to their condition immediately prior to the taking by eminent domain, and shall use the amount of the condemnation proceeds received by Landlord ("Landlord's Condemnation Award") therefor.

                  d. In no event shall Landlord be required to repair or replace: (i) Tenant's personal property such as wall coverings, carpeting, and window treatments merchandise (except to the extent Landlord's Condemnation Award contains an amount allocated for reimbursement for such personal property); or (ii) Tenant's furnishings, operating equipment, trade fixtures, or merchandise (except to the extent Landlord's Condemnation Award contains an amount allocated for reimbursement for such personal property).

                  e. In the event of any termination of this Lease, or any part thereof, as a result of any such Proceedings, Tenant shall pay to Landlord Rent payable hereunder with respect to that portion of the Premises as taken in such Proceedings justly apportioned to the date of such termination. If this Lease continues as to that portion of the Premises not taken, Tenant shall continue to pay the Rent payable hereunder, as in this Lease provided, subject to an abatement of a just and proportionate part of the Rent payable hereunder according to the extent and nature of such taking.

                  f. Landlord shall at all times keep Tenant fully advised of any Proceedings or threat thereof. Any award or compensation arising out of such taking shall belong to and be paid to Landlord except with respect to any separate award made to Tenant for its leasehold improvements and fixtures, relocation expenses and other damages or costs pursuant to a separate independent action taken by Tenant against the condemning authority.

         14.      ACCESS

    Landlord's agents, employees, contractors, prospective purchasers, existing and prospective mortgagees and, during the last six (6) months of the Term (as the same may have been extended), prospective tenants, shall have the right to enter the Premises at reasonable times with prior reasonable notice to Tenant for the purpose of inspecting the same; provided, however, any such party entering upon the Premises shall cause as little inconvenience, annoyance and disturbance to Tenant as may be reasonably possible under the circumstances and shall comply with all reasonable security regulations and procedures as may then be in effect with respect to Tenant's operations on the Premises. Tenant may require that an employee or agent be present at any inspection or other entry of the Premises by Landlord or its agents (except in the case of an emergency).

         15.      DEFAULT BY TENANT

                  If Tenant at any time during the Term of this Lease shall:

                  a. Default in the payment of any installment of Rent or any other sum specifically to be paid by Tenant hereunder and such default shall not have been cured within fifteen (15) days after Landlord shall have given to Tenant written notice specifying such default; or

                  b. Default in the observance or performance of any of Tenant's other covenants hereunder (other than the covenant to pay Rent or any other sum herein specified to be paid by Tenant) and such default shall not have been cured within thirty (30) days after Landlord shall have given to Tenant written notice specifying such default; provided, however, that if the default complained of shall be of such a nature that the same cannot be completely remedied or cured within such thirty (30) day period, then such default shall not be an enforceable default against Tenant for the purposes of this Paragraph 15 if Tenant shall have commenced curing such default within such period and shall proceed with reasonable diligence and in good faith to remedy such default complained; or

                  c. Finally, and without further possibility of appeal or review, (i) be adjudicated bankrupt or insolvent, or (ii) have a receiver or trustee appointed for all or substantially all of its business or assets on the ground of Tenant's insolvency, or (iii) suffer an order to be entered approving a petition filed against Tenant seeking reorganization of Tenant under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State thereof; or

                  d. Make an assignment for the benefit of its creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking reorganization or arrangement under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any state thereof, or shall file a petition to take advantage of any insolvency act or shall consent to the appointment of a receiver or trustee, of all or a substantial part of its business and property;

         15A.     LANDLORD REMEDIES

                  Upon the happening of any one or more of such events of default and the expiration of the applicable period of time for curing such default, Landlord may, without further notice to Tenant and without further demand for Rent due or for the observance or performance of any of said terms, conditions or agreements, elect to do one or more of the following: (a) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform, the actual and reasonable cost of which performance by Landlord shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand (together with interest thereon at a rate of interest equal to eight percent (8%) per annum ("Default Rate"); (b) terminate this Lease and re-enter said Premises and remove all persons and property therefrom, using legal process as may be necessary, and recover the cost thereof, and again possess said Premises as its own; or (c) exercise any other right or remedy available to Landlord at law or in equity. In the event Landlord re-enters the Premises and removes Tenant (if Tenant is still in possession) from the Premises, regardless of whether or not Landlord shall have terminated this Lease, Tenant will nevertheless remain liable for all Rent which may then be due and which shall thereafter become due for the balance of the Term less the fair rental value of the Premises for the balance of the Term with such amount reduced to present value using a discount rate of 8%.

                  All monies due under this Lease from Tenant to Landlord shall be due on demand, unless otherwise specified, and if not paid by the fifth day of the month shall result in the imposition of a service charge for late payment in the amount of ten percent (5%) of the amount due.

16.      ESTOPPEL CERTIFICATES

    Upon execution of this Lease, Tenant will execute and deliver a reasonable Estoppel Certificate and Tenant shall, within twenty (20) days after written request of Landlord, execute, acknowledge and deliver to Landlord or to Landlord's mortgagee, proposed mortgagee, and lessor or proposed purchaser of the Premises, any reasonable estoppel certificates requested by Landlord which shall state whether this Lease is in full force and effect and whether any changes may have been made to the original of this Lease; whether the term of this Lease has commenced and full Rent is accruing; whether there are any defaults by Landlord and, if so, the nature of such defaults; whether Tenant is in possession of the Premises and all improvements to be provided by Landlord have been completed; whether Rent has been paid more than thirty (30) days in advance; whether there are any liens, charges, or offsets against Rent due or to become due; and whether the address shown on such estoppel certificate is accurate. Landlord agrees that, within twenty (20) days after written request of Tenant, Landlord shall execute, acknowledge and deliver to

Tenant a similar certificate.

         17.      HOLDING OVER

    In the extent Tenant remains in possession of the Premises after the expiration of the Term (except if Tenant remains in possession because Tenant has given notice of renewing the Lease under paragraph 3b hereof and the fair market rent for the renewal Term has not been established, or if Tenant rescinds its notice renewing the Lease and the Lease is in the six (6) month extension period as described in paragraph 3(b)) hereof, it shall be deemed to be a tenant from month-to-month only, at one hundred twenty-five percent (125%) of the monthly installment of Base Rent in effect during the last month of the expired Term. Except as aforesaid, such tenancy shall be upon and subject to the terms of this Lease. Either party may terminate such tenancy by giving to the other at least thirty (30) days' prior written notice of its intent to terminate.

         18.      SURRENDER

                  Tenant agrees to quit and surrender possession of the Premises to Landlord at the expiration of the Term in as good condition as on the Commencement Date except for the following (a) ordinary wear and tear, (b) Alterations not removed as permitted hereunder, (c) any appropriation or taking under power of eminent domain or by paramount authority, (d) damage by fire or other casualty, and (e) any condition arising or existing by reason of Landlord's failure to repair or maintain the Premises as required of it hereunder. Tenant will have the right to remove all Tenant fixtures and personal property from the Premises so long as Tenant repairs, at Tenant's cost, all damages to the Entire Premises caused by such removal.

         19.      NOTICES

    All notices, requests, demands or other communications with respect to this Lease, whether or not herein expressly provided for, shall be in writing and shall be deemed to have been duly given either (a) forty-eight (48) hours after being mailed by United States first-class certified or registered mail, postage prepaid, return receipt requested, or (b) the next business day after being deposited (in time for delivery by such service on such business day) with Federal Express or another national courier service with instruction for overnight delivery, for delivery to the parties at the following addresses (which such addresses may be changed by either party by giving written notice thereof to the other):

If to Landlord:

                           Waseca Properties LLC
                           1224 West 96th Street
                           Bloomington, MN  55431
                           Attn:  Jay

With a copy to:            Roundbank
                           Attn:  Larry Thompson
                           200 Second Street N.E.
                           P.O. Box 667
                           Waseca, MN  56093

If to Tenant:              Transcrypt International
                           Attn: Senior Vice President of Facilities
                           4800 N.W. First
                           Lincoln, Nebraska 68521

With a copy to:            Briggs and Morgan, P.A.
                           Attn: Real Estate Section
                           W2200 First National Bank Building
                           332 Minnesota Street
                           St. Paul, MN 55101

         20.       QUIET ENJOYMENT AND USE

    Landlord covenants and agrees that Tenant, so long as it shall not be in default hereunder beyond any applicable cure period, shall and may, at all times during the Term, peaceably and quietly have, hold, occupy and enjoy the Premises (subject to the Permitted Encumbrances) pursuant to the terms of this Lease. Landlord acknowledges that Tenant can use the Premises for manufacturing, research and development, warehousing, distribution, office and all related uses.

         21.      HAZARDOUS SUBSTANCES

                  a. Landlord shall indemnify, protect, hold harmless and defend (with counsel selected by the "Tenant's Parties" as defined below) Tenant and its subsidiary corporations and investment entities (and each of their subsidiary corporations and investment entities), predecessors and successors in interest, assigns, subtenants, officers, directors, employees, managers, attorneys, accountants, agents and servants, and each of them in all capacities including, individually (collectively the "Tenant's Parties"), from and against all claims, costs, damages (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees and consequential damages), fines, judgments, penalties, losses, liabilities and expenses suffered or incurred by the Indemnified Parties, or any of them, arising directly or indirectly out of or as a consequence of the actual or suspected use, storage, handling, generation, transportation, manufacture, production, release, discharge, disposal or presence of "Hazardous Substances" (as hereinafter defined) on, in, under or about the Premises or the air, soil or groundwater thereof not caused by Tenant, its employees, contractors or agents based on an occurrence from and after the date of this Lease. Landlord's indemnification shall expressly survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary that may be contained in this Lease, Landlord's indemnification shall not include any consequential damages (e.g., use and profits) incurred by Tenant, but shall expressly include, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by or pursuant to any Environmental Laws. Landlord's indemnification shall survive any expiration or termination of the Term.

                  b. From and after the date of this Lease, Tenant shall not cause or permit any Hazardous Substances to be used, stored, handled, generated, transported, manufactured, produced, released, discharged or disposed of in, on or about the Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Substances as are commonly used in a manufacturing, warehouse/office setting (such as normal quantities of substances like pesticides; janitorial supplies, copier toner, etc., for example) or as are normally utilized in the environment of Tenant's Intended Use and are necessary to Tenant's business. Tenant shall provide Landlord with a list of all Hazardous Substances permitted on the Premises and shall update such list for any additional Hazardous Substances introduced on or about the Premises. Any such Hazardous Substances permitted on the Premises as hereinabove provided, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all "Environmental Laws" (as hereinafter defined). Tenant shall indemnify and hold Landlord harmless from any and all claims, costs, damages, fines, judgments, penalties, losses, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term from or in connection with the use, storage, handling, generation, transaction, manufacture, production, release, discharge, disposal or presence of Hazardous Substances in, on or about the Premises by Tenant, Tenant's agents, employees, contractors or invitees only during the Term. Notwithstanding anything to the contrary that may be contained in this Lease, Tenant's indemnification shall not include any consequential damages (e.g., loss of rent, use and profits) incurred by Landlord, but shall expressly include, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by or pursuant to any Environmental Laws. Tenant's indemnification shall survive any expiration or termination of the Term for claims made up to one (1) year after the expiration or termination of the Term.

                  c. The parties hereby expressly acknowledge and agree that nothing herein shall be construed as creating any liability, obligation, covenant, representation or warranty upon Tenant whatsoever for any environmental or other condition that may have existed on, at, under or in the vicinity of the Premises prior to the date of this Lease notwithstanding Tenant's prior ownership or occupancy, except Tenant has retained responsibility for certain corrective actions relating to a wastewater treatment pond located on the Entire Premises all as set forth under the terms of the separate agreement between Landlord and Tenant. Landlord does hereby expressly covenant not to sue Tenant or any of Tenant's Parties with respect to any matter or thing arising out of the environmental, health, safety or other condition on, at, under or in the vicinity of the Premises which existed prior to Tenant's occupancy under this Lease. Landlord hereby releases and discharges Tenant and Tenant's Parties from any and all claims, costs, damages, fines, judgments, penalties, losses, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) of any kind, whether known or unknown, which Landlord had, has or at any time may have based any matter or thing arising out of the environmental, health, safety or other condition on, at, under or in the vicinity of the Premises which existed prior to Tenant's occupancy under this Lease.

                  d. As used herein, "Hazardous Substances" means any chemical, compound, material, mixture, living organism or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any "Environmental Laws" as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity or toxicity, including any petroleum polychlorinated biphenyls ("PCBs"), asbestos, radon, natural gas, natural gas liquids, liquified natural gas or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). The term "Environmental Laws" means any and all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other requirements of "Governmental Authorities" (as hereinafter defined) relating to the environment, or to any Hazardous Substance or to any activity involving Hazardous Substances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended (CERCLA), the Resource Conservation and Recovery Act, as amended 42 U.S.C. ss. 6901 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. ss. 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f through 300j, as all of the foregoing may be amended from time to time.

         22.      SIGNS

    Subject to Landlord's prior consent, which consent shall not be unreasonably withheld or delayed, Tenant may install or construct any sign or signs on the Entire Premises which Tenant deems desirable, provided that such sign complies with all applicable laws and ordinances and with the Permitted Encumbrances. Landlord approves all of Tenants' signs currently located on the Entire Premises.

         23.      LIENS

                  a. Landlord shall keep the Premises free from any liens arising out of any work performed, materials, furnished or obligations incurred by or on behalf of Landlord and shall indemnify, defend and hold Tenant harmless from all claims, costs and liabilities, including reasonable attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Landlord shall cause any such lien imposed on the Premises to be released of record by payment or posting of a proper bond within thirty (30) days after written request by Tenant. Landlord also hereby waives any liens or lien rights which it may have by statute or at common law with respect to any of Tenant's trade fixtures, equipment or other property.

                  b. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of and shall indemnify, defend and hold Landlord harmless from all claims, costs and liabilities, including reasonable attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed on the Premises to be released of record by payment or posting of a proper bond within thirty (30) days after written request by Landlord.

         24.      DEFAULT BY LANDLORD

    a. Landlord is in default under the terms of this Lease if Landlord fails in the performance of any of its obligations under this Lease, and such failure continues for a period of fifteen (15) days after Tenant shall have given Landlord written notice specifying such failure in the event of a default which may be cured solely by the payment of money and thirty (30) days after Tenant shall have given Landlord written notice specifying any such failure which may not be cured solely by the payment of money; provided that if such non-monetary default complained of is of such a nature that the same cannot be completely remedied or cured within such thirty (30) day period, then such default shall not give Tenant the right to cure as hereinafter provided if Landlord shall have commenced curing such default within such thirty (30) day period, and shall proceed with reasonable diligence and in good faith to remedy the default complained of.

         24A.     TENANT REMEDIES

                  a. Including Tenant's specific rights as set forth under paragraph 6 hereof, Tenant has the right (but not the obligation) to cure such nonperformance. If Landlord is in default under any of its obligations under this Lease and such default materially interferes with Tenant's Intended Use, Tenant shall be entitled to an abatement of Rent hereunder in proportion to the extent of and during the period of any such interference.

                  b. If Tenant expends any sums in curing Landlord's default pursuant to Subparagraph a. above, all reasonable sums incurred by Tenant (together with interest accruing thereon at the Default Rate from and after the date that Tenant expends any such sums) (collectively "Tenant's Expenditures") shall be reimbursed by Landlord to Tenant within thirty (30) days following Landlord's receipt of written demand therefor accompanied by supporting invoices. If Landlord fails to repay Tenant's Expenditures when due, Tenant may deduct an amount from each monthly installment of Base Rent that becomes due for the remainder of the Term.

                  c. Notwithstanding anything to the contrary that may be contained above, nothing herein shall be construed as preventing or restricting Tenant from exercising any and all other rights and remedies available to Tenant at law or in equity, even if such other rights and remedies conflict with or contradict those set forth above, and further, all rights and remedies herein described are cumulative and Tenant may exercise any one or all of them.

         25.      ATTORNEYS' FEES/SELF HELP

                  a. If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs, at trial, on appeal and in bankruptcy, to be fixed and determined by the court in such action or proceeding.

                  b. If either party ("Defaulting Party") is in default under this Lease, the other party ("Nondefaulting Party") may, without being obligated and without waiver of the default, cure the default. The Nondefaulting Party may enter the Premises to cure the default. The Defaulting Party will pay the Nondefaulting Party, upon demand, all reasonable costs, expenses and disbursements incurred by the Nondefaulting Party to cure the default, together with interest on all sums so expended at the Default Rate. The Nondefaulting Party has the right to offset against any sums due from it hereunder any sums advanced by the Nondefaulting Party to cure any defaults hereunder by the Defaulting Party.

         26.      COMPLIANCE WITH LAWS

                  a. Landlord is currently, in compliance with, and will, at all times during the Term, at its sole cost and expense, promptly comply with all governmental laws, ordinances, rules or regulations applicable (including but not limited to any modifications required to be made pursuant to the Americans With Disabilities Act or otherwise) to the structure of the Building(s), the parking lot, driveways, walkways and roadways, including without limitation all Environmental Laws. Further, Landlord shall be responsible for any and all expenditures for the required compliance arising from the nature of the use of the Premises generally (meaning, if such compliance applies to office/warehouse uses generally, as opposed to Tenant's particular business being conducted thereon). However, notwithstanding any of the foregoing, Landlord shall not be responsible for any compliance or costs relating to any Alterations made by Tenant.

                  b. Tenant is in compliance with, and will, at all times during the Term and at its sole cost and expense, promptly comply with all governmental laws, ordinances, rules or regulations applicable (including but not limited to any modifications required to be made), subject to any available "grandfathering," to the particular manner in which Tenant conducts its business on the Premises or which arise out of any Alterations made by Tenant; however, in no event shall Tenant be required to make any Structural Alterations or Alterations which are required to be made by Landlord, Landlord expressly agreeing to make such Alterations.

         27.      RECORDING

                  At such time as Landlord delivers executed copies of this Lease to Tenant, Landlord shall also deliver an executed short form memorandum of this Lease substantially in the form attached as EXHIBIT I modified only to the extent necessary to make it suitable for recording in the jurisdiction where the Premises are located. Either Landlord or Tenant may, if it so desires, record such memorandum at its own cost and expense. In no event, however, shall this Lease be recorded.

         28.      LEASEHOLD MORTGAGES

                  Tenant may, without the prior written consent of Landlord, subject the leasehold estate created by this Lease, as amended from time to time, and its personal property, equipment and trade fixtures to a leasehold mortgage and/or security agreement to secure financing or other obligations which Tenant may obtain or incur. In connection with any such leasehold mortgage and/or security agreement, Landlord will, promptly following receipt of written request therefor, provide to Tenant's lender(s) an estoppel agreement confirming whether or not this Lease has been amended, whether or not there are any uncured defaults under this Lease, and such other matters pertaining to this Lease as such lender(s) may reasonably require. In addition, Landlord will agree to provide Tenant's lender(s) with written notice of any defaults by Tenant under this Lease and the same opportunity to cure such defaults as herein provided to Tenant before Landlord exercises its remedies under this Lease, and to provide Tenant's lender(s) with a reasonable opportunity to enter upon the Premises for the purpose of removing any property of Tenant which has been pledged as collateral to Tenant's lender(s) or which has been subjected to any such leasehold mortgage and/or security agreement.

         29.      LANDLORD REPRESENTATIONS AND WARRANTIES

                  a. Landlord hereby represents and warrants to Tenant that it has good and marketable title to the Land, Building and Premises subject only to the Permitted Encumbrances.

                  b. Landlord hereby represents and warrants to Tenant that the Land is not located within an area designated by the Secretary of Housing and Urban Development, the Army Corps of Engineers or any other governmental or quasi-governmental agency as a "wetland" or special flood hazard area.

                  c. Parking. Landlord hereby represents and warrants to Tenant that there are located upon the Entire Premises for the nonexclusive and exclusive use by Tenant and exclusive, sufficient parking spaces and that the Entire Premises complies with applicable zoning requirements for use of all tenants of the building(s) and their visitors and invitees and are not and will not be used in connection with the occupancy of any other building, whether or not owned by Landlord.

         30. NOVATION IN THE EVENT OF SALE

                  In the event of the sale of the Premises, Landlord shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale so long as the buyer assumes all Landlord obligations in writing. Landlord, in the event of a sale of the Premises, shall cause to be included in this agreement of sale and purchase a covenant whereby the purchaser of the Premises assumes and agrees to carry out all of the covenants and obligations of Landlord herein.

         31. SECURITY DEPOSIT

                  As additional security for Tenant's obligation to pay Rent under this Lease, Tenant has as of the date hereof, deposited in an account at Roundbank, Waseca, Minnesota, the amount of $203,817.00 (6 months Base Rent) as a security deposit in connection with Tenant's obligation to pay Rent under this Lease ("Security Deposit"). This Security Deposit account shall be in the name of Landlord and shall be retained during the initial Term but not the Renewal Term of this Lease. This Security Deposit will earn interest at the rate per annum equal to 6 month Certificates of Deposit issued by Northeast Bank of Minneapolis as such rate changes from time to time during the Term which interest will not be included in the term "Security Deposit" and which interest will be paid to Tenant quarterly by the Bank or Landlord. If Tenant defaults in its obligation to pay Rent under this Lease such failure constitutes a default under the provisions of Paragraph 15 of this Lease after any applicable notice has been given and the notice period has run, Landlord can upon written notice to Tenant apply so much of the Security Deposit as necessary against Tenant's obligation to pay Rent. Landlord's application of the Security Deposit as described herein, will not constitute Landlord's waiver of any of Landlord's rights or remedies under this Lease or Landlord election of any specific remedy to the exclusion of any other remedies available to Landlord under this Lease at law or in equity. However in determining any damages for a Tenant default, Tenant will receive a credit for so much of the Security Deposit as has been applied by Landlord under this provision. If Landlord sells or otherwise conveys the Entire Premises, for non-collateral security purposes, Landlord will transfer the Security Deposit to the transferee for the benefit of Tenant. Landlord is released from any obligation or liability to return the Security Deposit to Tenant after such transfer if such transferee assumes all of Landlord's obligations under the Lease and acknowledges receipt of the Security Deposit from Landlord in writing with a notice to Tenant. In such event Tenant will look solely to the transferee for the return of the Security Deposit. At the end of the initial Term, Tenant will have the right to apply any unused Security Deposit against monthly installments of Rent equal to the amount of the unused Security Deposit. At the end of the Term or any earlier termination of this Lease, any unused Security Deposit shall be returned to Tenant within 3 days of such event.

         32.      MISCELLANEOUS PROVISIONS

                  a. Time Periods. All periods of time referred to in this Lease shall include all Saturdays, Sundays and state or national holidays, unless the period of time specifies business days. However, if the date or last date to perform any act or give notice or approval shall fall on a Saturday, Sunday or state or national holiday, such act, notice or approval will be timely if performed or given on the next succeeding day which is not a Saturday, Sunday or state or national holiday.

                  b. The waiver by Landlord or Tenant of any breach of any term, condition or covenant of this Lease will not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. No covenant, term or condition of this Lease will be deemed to have been waived by Landlord or Tenant unless such waiver is in writing and signed by the waiving party.

                  c. Severability. If any provision of this Lease is held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

                  d. All Exhibits referred to herein are attached hereto and incorporated by reference.

    e. Any fully executed copy of this Lease shall be deemed an original for all purposes.

    f. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and permitted assigns.

    g. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

    h. This Lease is the only agreement regarding the leasing of the Premises between the parties, and there are no agreements or representations on the leasing of the Premises between the parties except as expressed herein.

    i. This Lease is intended to express the mutual intent of the parties hereto, and no rule of strict construction shall be applied against either Landlord or Tenant.

    j. Time is of the essence in every particular of this Lease in respect to the promises, covenants and agreements, terms and conditions of either Landlord or Tenant. The foregoing will not operate, however, to reduce the time period allocated for the performance of any obligation or the curing of any default if a time period is specified in the Lease for the performance of such obligation or the curing of such default.

                  k. All references herein to the Landlord and Tenant mean the persons who from time to time occupy the positions, respectively, of the Landlord and Tenant, although this will not be construed as relieving any person, firm or corporation of any liability incurred by him, her or it, by reason of or in connection with his, her or its having been Landlord or Tenant at one time or another.

                  l. This Lease shall be governed in all respects by the laws of the State of Minnesota.

    m. Each party hereby represents and warrants to the other that the person or entity signing this Lease on behalf of such party is duly authorized to execute and deliver this Lease and to legally bind the party on whose behalf this Lease is signed to all of the terms, covenants and conditions contained in this Lease.

                  n. Notwithstanding anything to the contrary in the Lease, Landlord shall have the duty to mitigate damages in the event of default, INTER ALIA, by using reasonable efforts to re-let the Premises.

                  o. Landlord hereby disclaims, waives and acknowledges that it has no right to any statutory or other lien upon any and all property owned by Tenant to the fullest extent permissible by law.

         33.      NO OFFER

    The submission of this Lease for examination or the negotiation of the transaction described herein or the execution of this Lease by only one of the parties will not in any way constitute an offer to lease on behalf of either Landlord or Tenant, and this Lease shall not be binding on either party until duplicate originals thereof, duly executed on behalf of both parties, have been delivered to each of the parties hereto.

         34.      FORCE MAJEURE

                  Neither Landlord nor Tenant will be deemed in default with respect to any provision, covenant or condition of this Lease on the part of either of them, respectively, to be performed if the performance thereof will be delayed, interfered with or rendered impossible because of any strike, lock-out, civil commotion, war, war-like operation, invasion, insurrection, rebellion, hostility, revolution, military or usurped power, sabotage, inability to obtain any necessary material or service, unusual, severe and adverse weather conditions or other cause beyond the control of the party obligated to execute such performance; further, however, that such performance shall be resumed with due diligence and reasonable dispatch as soon as the contingency causing such delay or impossibility shall abate; and provided further, however, that nothing in this paragraph contained shall operate or be construed to relieve either party of any obligation for the payment of money promptly as the same shall be due.

         35.      ARBITRATION

                  If any dispute shall arise between Landlord and Tenant with reference to the interpretation of this Lease, their respective rights and obligations hereunder or with respect to any future determination to be made pursuant to the Lease (such as Tenant's Share of Operating Costs and the amount of Additional Rent), such dispute, upon the written request of either party, shall be submitted to an arbitrator chosen by the parties. If the parties are unable to agree upon an arbitrator, each party shall select an arbitrator and these two arbitrators shall select the Chief Arbitrator. If the two arbitrators fail to agree in the selection of a Chief Arbitrator within thirty (30) days of their appointment, each of them shall name two prospective arbitrators, of whom the other shall decline one and the final selection of a Chief Arbitrator shall be made among the two remaining names by drawing that arbitrators name out of a hat in the presence of the Landlord and Tenant. The parties may agree upon any individual as an arbitrator but if they are unable to agree, ALL arbitrators must have a relationship with an institutional arbitration entity such as the American Arbitration Association, Endispute, or Judicate. The arbitrator shall interpret this Lease as an honorable engagement and not merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law, and they shall make their award with a view to effecting the general purpose of the Lease in a reasonable manner rather than in accordance with a literal interpretation of the language. Insofar as appropriate, the arbitrators shall take into account the parties prior understanding including, for example, the manner in which the Tenant's Share of Operating Expenses has been determined. Each party shall submit its case to its arbitrator within thirty (30) days of the appointment of the arbitrator.

                  The decision in writing of the arbitrators, when filed with the parties hereto, shall be final and binding on both parties. If the arbitrators are unable to reach a unanimous decision, the Chief Arbitrator shall issue the decision which need not be consistent with either of the other two arbitrators. The deliberations of the arbitrators shall be confidential and no dissenting opinion shall be rendered in writing or orally. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. The expenses of arbitration shall be borne equally by Landlord and Tenant except that each shall bear their own expenses and if more than one arbitrator is required, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the Chief Arbitrator and of the arbitration. Said arbitration shall take place in Minneapolis, Minnesota, unless some other place is mutually agreed upon by the parties.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                                          LANDLORD:

                                          WASECA PROPERTIES, LLC

                                          By: _________________________________
                                          Title: ______________________________

                                          TENANT:

                                          TRANSCRYPT INTERNATIONAL, INC.

                                          By: _________________________________
                                          Title: ______________________________